UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Oaktree Specialty Lending Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Oaktree Specialty Lending Corporation

333 South Grand Avenue, 28th Floor

Los Angeles, CA 90071

Dear Stockholders:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Oaktree Specialty Lending Corporation (the “Company”) to be held virtually on March 3, 2026, at 10:00 a.m., Pacific Time (1:00 p.m., Eastern Time) at the following website: www.virtualshareholdermeeting.com/ocsl2026. Stockholders of record at the close of business on January 5, 2026 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Details of the business to be conducted at the Annual Meeting are given in the accompanying Notice of Annual Meeting and proxy statement. The proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025 are being made available to the Company’s stockholders via the Internet on or about January 16, 2026. Your vote is very important to us.

The Board of Directors recommends that you vote “FOR” the election of each of the nominees proposed by the Board of Directors and described in the accompanying proxy statement and “FOR” the proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2026. You can vote for the Board of Directors’ nominees and on the other matters to be voted on at the Annual Meeting by following the instructions on the Notice of Internet Availability of Proxy Materials and voting by Internet or telephone.

It is important that your shares be represented at the Annual Meeting. Please follow the instructions on the Notice of Internet Availability of Proxy Materials and vote via the Internet or telephone. We encourage you to vote via the Internet as it saves us significant time and processing costs.

However, the Notice of Internet Availability of Proxy Materials includes instructions on how to request a hard copy of the proxy statement and proxy card for the Annual Meeting free of charge, and you may vote your proxy by returning your proxy card to us after you request the hard copy materials. Voting by proxy does not deprive you of your right to participate in the Annual Meeting.

No matter how many or few shares in the Company you own, your vote and participation are very important to us.

Sincerely,

/s/ Armen Panossian
Armen Panossian
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on March 3, 2026.

The accompanying proxy statement and Annual Report on Form 10-K for the year ended September 30, 2025 are also available at https://www.oaktreespecialtylending.com.

OAKTREE SPECIALTY LENDING CORPORATION

333 South Grand Avenue, 28th Floor

Los Angeles, CA 90071

NOTICE OF VIRTUAL 2026 ANNUAL MEETING OF STOCKHOLDERS

Online Meeting Only – No Physical Meeting Location

www.virtualshareholdermeeting.com/ocsl2026

March 3, 2026, 10:00 a.m., Pacific Time (1:00 p.m., Eastern Time)

Dear Stockholders:

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Oaktree Specialty Lending Corporation, a Delaware corporation (the “Company”), will be conducted online on March 3, 2026, at 10:00 a.m., Pacific Time (1:00 p.m., Eastern Time), at the following website: www.virtualshareholdermeeting.com/ocsl2026.

At the Annual Meeting, in addition to transacting such other business as may properly come before the meeting and any adjournments and postponements thereof, the Company’s stockholders will consider and vote on the following proposals:

•	To elect two directors, who will each serve until the 2029 Annual Meeting of Stockholders and until his successor is duly elected and qualifies; and

•	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2026.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE DIRECTOR NOMINEES DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AND “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2026.

You have the right to receive notice of, and to vote at, the Annual Meeting if you were a stockholder of record of the Company at the close of business on January 5, 2026. The Company is furnishing a proxy statement and proxy card to its stockholders on the Internet, rather than mailing printed copies of those materials to each of its stockholders. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy statement and proxy card unless you request them. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy statement, and vote your proxy, on the Internet.

Whether or not you plan to participate in the Annual Meeting, we encourage you to vote your shares by following the instructions on the Notice of Internet Availability of Proxy Materials.

We are not aware of any other business, or any other nominees for election as director of the Company, that may properly be brought before the Annual Meeting.

Thank you for your continued support of the Company.

By order of the Board of Directors,

/s/ John B. Frank
John B. Frank
Chairman

Los Angeles, CA

January 16, 2026

To ensure proper representation at the Annual Meeting, please follow the instructions on the Notice of Internet Availability of Proxy Materials to vote your shares via the Internet or telephone, or by requesting, signing, dating and returning a proxy card. Even if you vote your shares prior to the Annual Meeting, you still may participate in the Annual Meeting.

i

Oaktree Specialty Lending Corporation

333 South Grand Avenue, 28th Floor

Los Angeles, CA 90071

PROXY STATEMENT

Virtual 2026 Annual Meeting of Stockholders

General

We are furnishing you this proxy statement in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Oaktree Specialty Lending Corporation (the “Company,” “we,” “us,” or “our”) for use at the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”). This proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025 are being made available to the Company’s stockholders via the Internet on or about January 16, 2026. When we refer to the Company’s fiscal year, we mean the 12-month period ending September 30 of the stated year (for example, fiscal year 2025 was October 1, 2024 through September 30, 2025).

We encourage you to vote your shares by following the instructions on the Notice of Internet Availability of Proxy Materials and granting a proxy (i.e., authorizing someone to vote your shares). If you provide voting instructions, either via the Internet, by telephone or by requesting, signing, dating and returning a proxy card, and the Company receives them in time for the Annual Meeting, the persons named as proxies will vote your shares in the manner that you specified.

Annual Meeting Information

The Annual Meeting will be a completely virtual meeting. There will be no physical meeting location and the meeting will only be conducted via live webcast. The Annual Meeting will be held on March 3, 2026 at 10:00 a.m., Pacific Time (1:00 p.m., Eastern Time). To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/ocsl2026 and enter the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on the proxy card you received, or in the instructions that accompanied your proxy materials. Online check-in will begin at 9:55 a.m., Pacific Time (12:55 p.m., Eastern Time). Please allow time for online check-in procedures.

You are entitled to participate in the Annual Meeting only if you are a stockholder of the Company as of the close of business on the record date for the Annual Meeting, which is January 5, 2026 (the “Record Date”), or you hold a valid proxy for the Annual Meeting.

Availability of Proxy and Annual Meeting Materials

This proxy statement and the Company’s Annual Report on Form 10-K for the year ended September 30, 2025 are also available at https://www.oaktreespecialtylending.com.

Purpose of Annual Meeting

In addition to transacting such other business as may properly come before the Annual Meeting and any adjournments or postponements, at the Annual Meeting, the Company’s stockholders will be asked to vote on the following proposals:

1. To elect two directors, who will each serve until the 2029 Annual Meeting of Stockholders and until his successor is duly elected and qualifies; and

2. To ratify the selection of Ernst & Young LLP (“EY”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2026.

Voting Information

General

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE DIRECTOR NOMINEES DESCRIBED IN THIS PROXY STATEMENT AND “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2026.

Voting Securities

You may cast one vote for each share of the Company’s common stock that you owned as of the Record Date. Each share of the Company’s common stock has equal voting rights with all other shares of the Company’s common stock, which is the only class of voting securities outstanding of the Company. As of January 5, 2026, the Company had 88,085,523 shares of common stock outstanding.

Quorum Required

For the Company to conduct business at the Annual Meeting, a quorum of the Company’s stockholders must be present at the Annual Meeting. The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority of the shares of the Company’s common stock outstanding on the Record Date will constitute a quorum. Abstentions will be treated as shares present for quorum purposes. Shares for which brokers have not received voting instructions from the beneficial owner of the shares and do not have discretionary authority to vote on certain proposals (which are considered “broker non-votes” with respect to such proposals) will be treated as shares present for quorum purposes.

The Chairman of the Company shall have the power to adjourn the Annual Meeting, whether or not a quorum is present, from time to time for any reason and without notice other than announcement at the Annual Meeting.

Submitting Voting Instructions for Shares Held Through a Broker, Bank, Trustee or Nominee

If you hold shares of the Company’s common stock through a broker, bank, trustee or nominee, you must direct your intermediary regarding how you would like your shares voted by following the voting instructions you receive from your broker, bank, trustee or nominee. If you hold shares of the Company’s common stock through a broker, bank, trustee or nominee and want to participate in the Annual Meeting, you must follow the instructions you receive from your broker, bank, trustee or nominee. Please instruct your broker, bank, trustee or nominee regarding how you would like your shares voted so your vote can be counted.

Discretionary Voting

Brokers, banks, trustees and nominees have discretionary authority to vote on “routine” matters, but not on “non-routine” matters. The “routine” matter being considered at this Annual Meeting is the ratification of the appointment of the Company’s independent registered public accounting firm, and the “non-routine” matter being considered at this Annual Meeting is the election of directors. If you hold your shares in street name (or “nominee name”) and do not provide your broker, bank, trustee or nominee who holds such shares of record with specific instructions regarding how to vote on the proposal to elect a director, your broker may not be permitted to vote your shares on such “non-routine” proposals.

Please note that to be sure your vote is counted on the Company’s proposal to elect directors, you should instruct your broker, bank, trustee or nominee how to vote your shares. If you do not provide voting instructions, votes may not be cast on your behalf with respect to such proposal.

Authorizing a Proxy for Shares Held in Your Name

If you are a record holder of shares of the Company’s common stock, you may authorize a proxy to vote on your behalf by following the instructions provided on the Notice of Internet Availability of Proxy Materials. Authorizing your proxy will not limit your right to participate in the Annual Meeting and vote your shares online. A properly completed and submitted proxy will be voted in accordance with your instructions unless you subsequently revoke your instructions. If you authorize a proxy without indicating your voting instructions, the proxyholder will vote your shares according to the Board’s recommendations. Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

Receipt of Multiple Proxy Cards

Some of the Company’s stockholders hold their shares in more than one account and may receive a separate Notice of Internet Availability of Proxy Materials for each of those accounts. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you vote by following the instructions in each Notice of Internet Availability of Proxy Materials you receive.

Revoking Your Proxy

If you are a stockholder of record of the Company, you can revoke your proxy at any time before it is exercised by: (i) delivering a written revocation notice that is received prior to the Annual Meeting to Oaktree Specialty Lending Corporation, 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071, Attention: Secretary; (ii) submitting a later-dated proxy that we receive before the conclusion of voting at the Annual Meeting; or (iii) participating in the Annual Meeting and voting online. If you hold shares of the Company’s common stock through a broker, bank, trustee or nominee, you must follow the instructions you receive from them in order to revoke your voting instructions. Participating in the Annual Meeting does not revoke your proxy unless you also vote online at the Annual Meeting.

Votes Required

Election of directors. The affirmative vote of a plurality of the shares of the Company’s common stock outstanding and entitled to vote thereon at the Annual Meeting is required to elect each director nominee (i.e., the two candidates receiving the most “for” votes will win the election). Under a plurality vote standard, the nominees that receive the highest number of votes cast in an election will be elected regardless of whether they receive a majority of votes cast. In uncontested elections, such as those described in this proxy statement, this means that a director can be elected with a single “for” vote. Stockholders may not cumulate their votes. Votes to “withhold authority” and broker non-votes will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

Ratification of independent registered public accounting firm. The affirmative vote of a majority of the Company’s votes cast at the Annual Meeting is required to ratify the appointment of EY to serve as the Company’s independent registered public accounting firm (i.e., the number of shares voted “for” the ratification of the appointment of EY exceeds the number of votes “against” the ratification of the appointment of EY). Abstentions and broker non-votes, if any, will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

Information Regarding This Solicitation

The Company will bear the expenses of the solicitation of proxies. In addition to mail and e-mail, proxies may be solicited personally, via the Internet or by telephone, by regular employees of Oaktree Fund Administration, LLC (“Oaktree Administrator”), the Company’s administrator, and its affiliates and/or a paid solicitor. No additional compensation will be paid to such regular employees for such services. The Company currently does not intend to engage a paid solicitor in connection with the Annual Meeting. If the Company retains a solicitor, it estimates that it will pay an aggregate of approximately $11,500 plus out-of-pocket expenses for such services and you could be contacted by telephone on behalf of the Company and be urged to vote. If the Company engages a solicitor, you could be contacted by telephone on behalf of the Company and be urged to vote. The solicitor will not attempt to influence how you vote your shares, but will only ask that you take the time to cast a vote. The Company will reimburse brokers and other persons holding the Company’s common stock in their names, or in the names of nominees, for their expenses for forwarding proxy materials to principals and beneficial owners and obtaining their proxies. The principal address of Oaktree Administrator is 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 5, 2026, the beneficial ownership information of each current director, including each nominee for director, of the Company, the Company’s executive officers, the executive officers and directors as a group and any person known to the Company to beneficially own 5% or more of the outstanding shares of the Company’s common stock. Percentage of beneficial ownership is based on 88,085,523 shares of the Company’s common stock outstanding as of January 5, 2026.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of the shares of the Company’s common stock is based upon filings by such persons with the SEC and other information obtained from such persons, if available.

Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table below has sole voting and investment power over the shares beneficially owned by such beneficial owner. The directors are divided into two groups — interested director and independent directors. The interested director is an “interested person” of the Company as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). The address of all executive officers and directors is c/o Oaktree Specialty Lending Corporation, 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071.

Name	Number of Shares of Common Stock Owned Beneficially	Percentage of Common Stock Outstanding
Interested Director:
John B. Frank(1)	34,981	*
Independent Directors:
Phyllis R. Caldwell	21,000	*
Deborah Gero	22,411	*
Craig Jacobson	71,667	*
Bruce Zimmerman	19,130	*
Executive Officers:
Raghav Khanna	6,000	*
Brett McKeone	0	*
Christopher McKown	7,190	*
Ashley Pak	2,648	*
Armen Panossian	20,789	*
Mathew Pendo	53,738	*
All Executive Officers and Directors as a Group(2)	259,554	*
5% Holders
Oaktree Capital Holdings, LLC and affiliates(3)	7,872,199	8.94%

*	Represents less than 1%
(1)

Of the 34,981 shares of the Company’s common stock listed as beneficially owned by John B. Frank, (i) 14,887 shares of the Company’s common stock are held directly by Mr. Frank and (ii) 20,094 shares of the Company’s common stock are held by a trust over which Mr. Frank may be deemed to have voting and/or investment power, but he has no pecuniary interest in, such shares.

(2)	Amount only includes Section 16(a) reporting persons of the Company.
(3)	The address for Oaktree Capital Holdings, LLC is 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071.

The following table sets forth, as of January 5, 2026, the dollar range of our equity securities that is beneficially owned by each of the current directors of the Company.

Name	Dollar Range of Equity Securities Beneficially Owned(1)(2)
Interested Director:
John B. Frank	Over $	100,000
Independent Directors:
Phyllis R. Caldwell	Over $	100,000
Deborah Gero	Over $	100,000
Craig Jacobson	Over $	100,000
Bruce Zimmerman	Over $	100,000

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(2)

The dollar range of equity securities beneficially owned is based on the closing price per share for the Company’s common stock of $12.91 on January 5, 2026 on The Nasdaq Global Select Market (“Nasdaq”). The dollar range of equity securities beneficially owned are: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000.

In addition, one of our independent directors, Mr. Jacobson, has greater than $100,000 of investments in certain private funds managed by Oaktree Capital Management, L.P. (“Oaktree”) and its affiliates.

PROPOSAL 1 — ELECTION OF DIRECTORS

The business and affairs of the Company is managed under the oversight of the Board. The Board currently consists of five members, of whom four are not “interested persons” of the Company, as defined in Section 2(a)(19) of the Investment Company Act. The Board may modify the number of its members in accordance with the Company’s fourth amended and restated bylaws, except that no decrease in the number of directors shall shorten the term of any incumbent director. Nasdaq requires that the Company maintain a majority of independent directors on the Board and provides that a director of a business development company is considered to be independent if he or she is not an “interested person”, as defined in Section 2(a)(19) of the Investment Company Act. Therefore, under both the Investment Company Act and applicable Nasdaq rules, a majority of the directors of the Board is independent.

Under the Company’s restated certificate of incorporation, as amended and corrected, directors are divided into three classes. At each annual meeting of the Company’s stockholders, the successors to the directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of his or her election and when his or her successor has been duly elected and qualifies or any director’s earlier resignation, removal from office, death or incapacity.

Each of Messrs. Frank and Zimmerman has been nominated for re-election to the Board for a three-year term expiring at the 2029 annual meeting of stockholders of the Company.

No person being nominated by the Board as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

Any stockholder of the Company can vote for or withhold authority on each director nominee. Votes to “withhold authority” and broker non-votes will not be included in determining the number of votes cast and, as a result, will have no effect on the election of any director nominee. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy “FOR” the election of each of the nominees named above. If a nominee should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person nominated by the Board as a replacement. The Board does not have any reason to believe that any director nominee named will be unable or unwilling to serve.

The Board recommends a vote “FOR” the director nominees described in this proxy statement.

Director and Executive Officer Information

Directors

Information regarding the Company’s nominees for election as a director at the Annual Meeting and the Company’s continuing directors is set forth below. We have divided the directors into two groups — independent directors and interested directors. The interested director is an “interested person” of the Company, as defined in Section 2(a)(19) of the Investment Company Act.

Name, Address, and Age(1)	Length of Time Served; Term of Office	Principal Occupation(s) During the Past Five Years	Number of Portfolios in the Fund Complex(2) Overseen by the Director or Nominee for Director	Other Directorships Held by Director or Nominee for Director During the Past Five Years(3)
Interested Director
John B. Frank (69)*	Director since 2017; term expires, if elected in 2029	Oaktree’s Vice Chairman since 2014.	1	Member of the board of directors of Brookfield Oaktree Holdings, LLC (“BOH”) since 2007; Chevron Corporation since October 2017; Daily Journal Corporation since February 2022; and Oaktree Acquisition Corp. III Life Sciences since July 2024. Previously a member of the board of directors of Oaktree Acquisition Corp., Oaktree Acquisition Corp. II, Oaktree Acquisition Corp. III and Oaktree Strategic Income Corporation (“OCSI”)

Independent Directors
Phyllis R. Caldwell (66)	Director since 2021; term expires in 2028	Founder and Managing Member of Wroxton Civic Ventures from 2012 until June 2024.	1	Member of the board of directors of JBG Smith Properties since March 2021 and OneMain Holdings, Inc. since July 2021. Previously a member of the board of directors of Revolution Acceleration Acquisition Corp. and Onity Group (formerly, Ocwen Financial Corporation).

Deborah Gero (65)	Director since 2019; term expires in 2027	Director and Secretary of The Friends of the Brentwood Art Center since September 2016. Ms. Gero also held various positions with American International Group, Inc. and its affiliates (collectively, “AIG”) from 2009 to 2018.	2	Member of the board of directors of Resolution Re Ltd. since November 2023; United Educators since April 2020; United Way of Greater Los Angeles since November 2020; and The Friends of the Brentwood Art Center since September 2016. Member of the board of trustees of Oaktree Strategic Credit Fund (“OSCF”) since 2021. Previously a member of the board of directors

Name, Address, and Age(1)	Length of Time Served; Term of Office	Principal Occupation(s) During the Past Five Years	Number of Portfolios in the Fund Complex(2) Overseen by the Director or Nominee for Director	Other Directorships Held by Director or Nominee for Director During the Past Five Years(3)
				of OCSI, Oaktree Strategic Income II, Inc (“OSI2”) and Newport Re, Ltd.

Craig Jacobson (73)	Director since 2017; term expires in 2027	Partner of the law firm of Hansen, Jacobson, Teller, Hoberman, Newman, Warren, Richman, Rush, Kaller, Gellman, Meigs & Fox LLP since 1987; Founder at Whisper Advisors LLC since 2015.	1	Member of the board of directors of Expedia. Previously a member of the board of directors of Charter Communications and OCSI.

Bruce Zimmerman (68)*	Director since 2017; term expires, if elected in 2029	Investment Director of Tresalia from April 2024 to October 2025; Senior Advisor of Dalio Family Office (“Dalio”) from September 2023.to March 2024; Chief Investment Officer of Dalio from July 2019 to September 2023.	1	Previously a member of the boards of directors of Advanced Merger Partners, Inc. and OCSI.

*	Director nominee.
(1)	The address of all directors is c/o Oaktree Specialty Lending Corporation, 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071.
(2)

“Fund Complex” includes the Company, Oaktree Gardens OLP, LLC (“OLPG”) and OSCF. Each of OLPG and OSCF is a company that has elected to be regulated as a business development company under the Investment Company Act and has the same investment adviser, Oaktree Fund Advisors, LLC (the “Adviser”), and administrator, Oaktree Administrator, as the Company.

(3)

Except as set forth in this table, no current director of the Company otherwise serves, or has served during the past five years, as a director of an investment company registered under the Investment Company Act or of a company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act.

Executive Officers

The following persons serve in the following capacities for the Company:

Name	Age	Position
Armen Panossian	49	Chief Executive Officer and Co-Chief Investment Officer
Mathew Pendo	62	President
Raghav Khanna	42	Co-Chief Investment Officer
Brett McKeone	49	Chief Operating Officer
Christopher McKown	44	Chief Financial Officer and Treasurer
Ashley Pak	47	Chief Compliance Officer

Biographical Information

Additional biographical information regarding the Company’s current directors, nominees for director and officers is set forth below.

Interested Director

John B. Frank. Mr. Frank has been a member of the Board since October 2017 and currently serves as a member of the Co-Investment Committee. Mr. Frank has been Oaktree’s Vice Chairman since 2014 and has served on the board of directors of BOH since 2007. Prior to holding this position, Mr. Frank served as Oaktree’s Managing Principal from 2006 to 2014 and served as Oaktree’s General Counsel from 2001 to 2006. As Managing Principal of Oaktree, Mr. Frank was the firm’s principal executive officer and was responsible for all aspects of the firm’s management. Prior to joining Oaktree, Mr. Frank was a partner of the law firm Munger, Tolles & Olson LLP, where he managed a number of notable mergers and acquisitions transactions. While at that firm, he served as primary outside counsel to public and privately-held corporations and as special counsel to various boards of directors and special board committees. Prior to joining Munger, Tolles & Olson LLP in 1984, Mr. Frank served as a law clerk to the Honorable Frank M. Coffin of the United States Court of Appeals for the First Circuit. He is a member of the State Bar of California and, while in private practice, was listed in Woodward & White’s Best Lawyers in America. Mr. Frank is a member of the Board of Directors of Chevron Corporation, ADRx, Inc., Daily Journal Corporation and Oaktree Acquisition Corp. III Life Sciences, and is a Trustee of the XPRIZE Foundation, The James Irvine Foundation and the John Randolph Haynes and Dora Haynes Foundation. Mr. Frank previously served on the Board of Directors of OCSI, Oaktree Acquisition Corp., Oaktree Acquisition Corp. II, and Oaktree Acquisition Corp. III and as a Trustee of Wesleyan University. Mr. Frank holds a B.A. with honors from Wesleyan University and a J.D. magna cum laude from the University of Michigan Law School where he was Managing Editor of the Michigan Law Review and a member of the Order of the Coif.

Mr. Frank’s position as Oaktree’s Vice Chairman and member of the board of directors of BOH and prior positions as Oaktree’s Managing Principal and General Counsel gives him deep knowledge of Oaktree’s operations, capabilities and business relationships. Mr. Frank’s experience as counsel to board of directors and special board committees brings valuable legal insight to the Board. The foregoing qualifications led to the conclusion of the Board that Mr. Frank should serve as a member of the Board.

Independent Directors

Phyllis R. Caldwell. Ms. Caldwell has been a member of the Board since December 2021 and currently serves as chair of the Nominating and Corporate Governance Committee and a member of each of our other Board committees. Ms. Caldwell is founder and served from 2012 until June 2024 as the managing member of Wroxton Civic Ventures, which provides advisory services on various financial, housing and economic development matters. Previously, Ms. Caldwell was Chief Homeownership Preservation Officer at the U.S.

Department of the Treasury, responsible for oversight of the U.S. housing market stabilization, economic recovery and foreclosure prevention initiatives established through the Troubled Asset Relief Program (“TARP”) of the U.S. Department of the Treasury. In addition, Ms. Caldwell held various leadership roles during 11 years at Bank of America, including serving as President of Community Development Banking. In June 2021, Ms. Caldwell became a member of the board of directors of OneMain Holdings, Inc., the country’s largest nonprime installment lender. In March 2021, Ms. Caldwell was appointed as a member of the board of trustees of JBG SMITH Properties, an owner and developer of mixed-use properties in the Washington, D.C. market. From January 2015 to June 2024, Ms. Caldwell served as a director of Ocwen Financial Corporation, from December 2020 to July 2021, she served as a member of the board of directors of Revolution Acceleration Acquisition Corp., a special purpose acquisition company, and from January 2014 through September 2018, she served as an independent director of American Capital Senior Floating, Ltd., a business development company. Ms. Caldwell also serves or has served on the boards of other public and private businesses and numerous non-profit organizations engaged in housing and community development finance. Ms. Caldwell received her Master of Business Administration from the Robert H. Smith School of Business at the University of Maryland, College Park and holds a Bachelor of Arts in Sociology, also from the University of Maryland.

Through her experiences in government, management and board service, including with American Capital Senior Floating, Ltd., Ms. Caldwell brings extensive knowledge of economic and financial matters. The foregoing qualifications led to the conclusion of the Board that Ms. Caldwell should serve as a member of the Board.

Deborah Gero. Ms. Gero has been a member of the Board since March 2019 and currently serves as chair of the Audit Committee and a member of each of our other Board committees. Ms. Gero has also been a member of the board of trustees of OSCF since December 2021. Ms. Gero has held various positions with AIG, including as a Senior Managing Director and Deputy Chief Investment Officer of AIG Asset Management, where she was responsible for developing the firm’s investment strategy for approximately $300 billion of insurance company portfolios from 2012 to 2018. She joined AIG in 2009 and served as Chief Risk Officer for the Life and Retirement division until 2012. Before joining AIG, Ms. Gero was a consultant from 2003 to 2009, focusing on collateralized debt obligation investment management and investments in insurance companies. Prior to her work as a consultant, Ms. Gero spent eight years at AIG and its predecessor entities in a variety of capacities including Portfolio Manager of a $3 billion collateralized debt obligation portfolio and Corporate Actuary. Previous experiences include numerous actuarial and asset/liability management roles at Conseco, Inc., Tillinghast/Towers-Perrin and Pacific Mutual Life Insurance Company. Ms. Gero currently serves as a director of Resolution Re, Ltd. and The Friends of the Brentwood Art Center and as a member of the Investment Committee of United Way of Greater Los Angeles. Ms. Gero has previously served as a director of OCSI, OSI2, Newport Re, Ltd., Aurora National Life Insurance Company and New California Life Holdings, as well as several insurance and asset management subsidiaries of AIG. Ms. Gero received a B.A. degree in mathematics from the University of Notre Dame. She is a CFA charterholder, a fellow in the Society of Actuaries and a member of the American Academy of Actuaries.

Through her experience in insurance and financial services, Ms. Gero brings extensive experience in risk management, strategic planning and mergers and acquisitions to the Board. Due to such experience and Ms. Gero’s knowledge of and experience in finance and accounting, the Board determined that Ms. Gero is an “audit committee financial expert” as defined under SEC rules. Ms. Gero’s many experiences also make her skilled in leading committees requiring substantive expertise, including serving as the chair of the audit committee of the Board. The foregoing qualifications led to the conclusion of the Board that Mr. Gero should serve as a member of the Board.

Craig Jacobson. Mr. Jacobson has been a member of the Board since October 2017 and currently serves as chair of the Compensation Committee and a member of each of our other Board committees. Mr. Jacobson is a founder and partner with the law firm of Hansen, Jacobson, Teller, Hoberman, Newman, Warren, Richman, Rush, Kaller, Gellman, Meigs & Fox LLP where he practices in the area of media business. Mr. Jacobson founded New Form Digital, a venture with Discovery Media and ITV Studios which produces scripted short form online content, which he operated from 2014 to January 2019. In addition, Mr. Jacobson founded and operates Whisper Advisors, a boutique investment banking and advisory company. Mr. Jacobson serves on the Board of Directors of Expedia, where he chairs the Nominating Committee and is a member of the Audit and Compensation Committees. Mr. Jacobson has previously served as a director of OCSI, Charter Communications, Tribune Media Company, TicketMaster, Eventful and Aver Media. Mr. Jacobson received a J.D. from the George Washington University Law School and holds a B.A. from Brown University.

Through his membership of the Board of Directors of several companies, Mr. Jacobson brings extensive experience as the director of both private and public companies to the Board. Mr. Jacobson’s services on the Audit and Compensation Committees of Expedia and Tribune Entertainment provides Mr. Jacobson with the knowledge and skills to significantly contribute to the committees of the Board. The foregoing qualifications led to the conclusion of the Board that Mr. Jacobson should serve as a member of the Board.

Bruce Zimmerman. Mr. Zimmerman has been a member of the Board since October 2017 and currently serves as our lead independent director, the chair of the Co-Investment Committee and a member of each of our other Board committees. Mr. Zimmerman served as Investment Director at Tresalia from April 2024 to October 2025. Prior to joining Tresalia, Mr. Zimmerman served as Senior Advisor of Dalio Family Office from September 2023 to March 2024 and served as Chief Investment Officer of Dalio Family Officer from July 2019 to September 2023; and was the Chief Executive Officer and Chief Investment Officer of the University of Texas Investment Management Company (“UTIMCO”) from 2007 until 2016. UTIMCO is the second largest investor of discretionary university assets worldwide. Before joining UTIMCO, Mr. Zimmerman was Chief Investment Officer and Global Head of Pension Investments at Citigroup. Mr. Zimmerman also served as Chief Financial Officer and Chief Administrative Officer of Citigroup Alternate Investments, which invests proprietary and client capital across a range of hedge fund, private equity, real estate and structured credit vehicles. Prior to his work at Citigroup, Mr. Zimmerman spent thirteen years at Texas Commerce Bank/JP Morgan Chase in a variety of capacities including Merger & Acquisition Investment Banking, Internet and ATM Retail Management, Consumer Marketing and Financial Planning, Strategy and Corporate Department. Mr. Zimmerman previously served as a director of OCSI, Vistra Energy Corp., an integrated power company, as Vice Chairman of the Board of Trustees for the CommonFund, a nonprofit asset management firm and on the Investment Committee for the Houston Endowment. Mr. Zimmerman was previously the International President of the B’nai B’rith Youth Organization. Mr. Zimmerman received an MBA from Harvard Business School and graduated Magna Cum Laude from Duke University.

Mr. Zimmerman’s executive experience brings extensive business, investment and management expertise to his Board service. His previous positions as Chief Financial Officer and Chief Accounting Officer bring valuable financial oversight skills to the Board. The foregoing qualifications led to the conclusion of the Board that Mr. Zimmerman should serve as a member of the Board.

Executive Officers

Armen Panossian. Mr. Panossian has served as Chief Executive Officer of the Company since September 2019, Chief Investment Officer from September 2019 to November 2024 and Co-Chief Investment Officer of the Company since November 2024. Mr. Panossian has served as the Chairman and Chief Executive Officer of OSCF and OLPG since December 2021 and February 2023, respectively, and as Co-Chief Investment Officer of each since November 2024. Mr. Panossian served as Chief Investment Officer of OSCF and OLPG from December 2021 and February 2023, respectively, to November 2024. Mr. Panossian also served as Chief Executive Officer and Chief Investment Officer of OCSI and OSI2 from September 2019 to March 2021 and from September 2019 to January 2023, respectively. Mr. Panossian is Co-Chief Executive Officer of Oaktree and Oaktree’s Head of Performing Credit where his responsibilities include oversight of the firm’s performing credit activities including the senior loan, high yield bond, private credit, convertibles, structured credit and emerging markets debt strategies. He also serves as a portfolio manager within the Global Private Debt and Global Credit strategies. Mr. Panossian joined Oaktree’s in 2007 as a senior member of its Global Opportunities group. In January 2014, he joined the U.S. Senior Loan team to assume co-portfolio management responsibilities and lead the development of Oaktree’s CLO business. Mr. Panossian joined Oaktree from Pequot Capital Management, where he worked on their distressed debt strategy. Mr. Panossian received a B.A. degree in economics with honors and distinction from Stanford University, where he was elected to Phi Beta Kappa. Mr. Panossian then went on to receive an M.S. degree in health services research from Stanford Medical School and J.D. and M.B.A. degrees from Harvard Law School and Harvard Business School. Mr. Panossian serves on the Advisory Board of the Stanford Institute for Economic Policy Research. He is a member of the State Bar of California.

Mathew Pendo. Mr. Pendo has served as President of the Company since August 2019. Mr. Pendo has served as President of OSCF and OLPG since December 2021 and February 2023, respectively. Mr. Pendo also currently serves as Managing Director, Head of Corporate Development and Capital Markets for Oaktree, which he joined in 2015, and as Chief Operating Officer of Oaktree Acquisition Corp. III Life Sciences since July 2024. Mr. Pendo previously served as Chief Operating Officer of the Company from October 2017 to January 2022, as Chief Operating Officer and President of OCSI from October 2017 and August 2019, respectively, until March 2021, as Chief Operating Officer of OSI2 from July 2018 until December 2021, as President of OSI2 from August 2019 until January 2023 and as Chief Operating Officer of Oaktree Acquisition Corp. II. from August 2020 until June 2022.

Prior to joining Oaktree in 2015, Mr. Pendo was at the investment banking boutique of Sandler O’Neill Partners, where he was a managing director focused on the financial services industry. Prior thereto, Mr. Pendo was the chief investment officer of TARP, where he was honored with the Distinguished Service Award. There, he built and managed a team of 20 professionals overseeing the Treasury’s $200 billion TARP investment activities across multiple industries including AIG, GM and the banks, and all levels of the capital structure. Mr. Pendo began his career at Merrill Lynch, where he spent 18 years, starting in their investment banking division before becoming managing director of the technology industry group. Subsequently, Mr. Pendo was a managing director at Barclays Capital, first serving as co-head of U.S. Investment Banking and then co-head of Global Industrials group. Mr. Pendo currently serves as a member of the Board of directors of 17 Capital and previously served as a member of the Board of Directors of Keypath Education, Inc., New IPT Holdings, LLC and SuperValu Inc. He received a bachelor’s degree in economics from Princeton University, cum laude.

Raghav Khanna. Mr. Khanna has served as our Co-Chief Investment Officer since November 2024. Mr. Khanna is a Managing Director within Oaktree’s Global Private Debt strategy where he is a co-portfolio manager for its Strategic Credit platform and an investment committee member for its Direct Lending platform. He first joined Oaktree in 2012 as a member of the Global Opportunities group before becoming a founding member of the Strategic Credit strategy in 2014. Prior to joining Oaktree, Mr. Khanna was an investment professional at the Carlyle Group focusing on buyout opportunities in the financial services space and an analyst at Goldman Sachs. Mr. Khanna received a B.S. degree in electrical engineering and economics from Yale University and an M.B.A. from the Stanford Graduate School of Business.

Brett McKeone. Mr. McKeone has served as Chief Operating Officer of the Company since December 2025. Mr. McKeone is a Managing Director within Oaktree’s Global Private Debt strategy. Prior to joining Oaktree in 2007, he was a senior consultant in the Strategy and Operations practice of Deloitte Consulting LLP. Prior thereto, he was an analyst with Exxon Mobil Corporation. Mr. McKeone holds both M.S. and B.S. degrees in mechanical engineering from the Massachusetts Institute of Technology and an M.B.A. from the UCLA Anderson School of Management. He is a CFA charterholder.

Christopher McKown. Mr. McKown has served as Chief Financial Officer and Treasurer of the Company since November 2021. Mr. McKown has served as Chief Financial Officer and Treasurer of OSCF and OLPG since December 2021 and February 2023, respectively. Mr. McKown joined Oaktree in 2011 and currently serves as a Managing Director responsible for fund accounting and reporting for Oaktree’s Strategic Credit strategy. Mr. McKown previously served as the Chief Financial Officer and Treasurer of OSI2 from January

2022 until January 2023, Assistant Treasurer of OSI2 and the Company from July 2018 until January 2022 and October 2017 until November 2021, respectively and also served as Assistant Treasurer of OCSI from October 2017 until March 2021. Prior to joining Oaktree, Mr. McKown worked in the audit practice at KPMG LLP. Mr. McKown received a B.A. degree in business economics with a minor in accounting cum laude from the University of California, Los Angeles and is a Certified Public Accountant (inactive).

Ashley Pak. Ms. Pak has served as the Chief Compliance Officer of the Company since November 2021. Ms. Pak has served as Chief Compliance Officer of OSCF and OLPG since December 2021 and February 2023, respectively. She previously served as Chief Compliance Officer of OSI2 from November 2021 to January 2023. Ms. Pak joined Oaktree in 2007 and currently serves as a Managing Director in the Compliance Department. Prior to joining Oaktree, she was a Compliance/Legal Specialist at Associated Securities Corp. Ms. Pak received a B.A. in Business Administration from Seattle University and an MBA from the University of Massachusetts, Amherst – Isenberg School of Management.

Board Leadership Structure

The Board monitors and performs oversight roles with respect to the Company’s business and affairs, including with respect to investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of service providers. Among other things, the Board approves the appointment of the Company’s investment adviser and officers, reviews and monitors the services and activities performed by the Company’s investment adviser and officers and approves the engagement of, and reviews the performance of, the independent registered public accounting firm.

Under the Company’s fourth amended and restated bylaws, the Board may designate a chairman to preside over the meetings of the Board and meetings of stockholders and to perform such other duties as may be assigned to him or her by the Board. The Company does not have a fixed policy as to whether the chairman of the Board should be an independent director; the Company believes that it should maintain the flexibility to select the chairman and reorganize its leadership structure, from time to time, based on the criteria that is in the Company’s best interests and the best interests of the Company’s stockholders at such times. The Board has established corporate governance procedures to guard against, among other things, an improperly constituted Board. Pursuant to the Company’s Corporate Governance Policy, whenever the chairman of the Board is not an independent director, the chairman of the Company’s Nominating and Corporate Governance Committee or, if there has been appointed a lead independent director, the lead independent director will act as the presiding independent director at meetings of the “Non-Management Directors” (which will include the independent directors and other directors who are not officers of the Company even though they may have another relationship with the Company or its management that prevents them from being independent directors). Currently, Mr. Zimmerman serves as the designated lead independent director of the Board.

Presently, Mr. Frank serves as the Chairman of the Board. Mr. Frank’s familiarity with Oaktree’s investment platform and extensive knowledge of the financial services industry qualify him to serve as the Chairman. The Company believes that it is best served through this existing leadership structure, as Mr. Frank’s relationship with Oaktree provides an effective bridge and encourages an open dialogue between Oaktree and the Board.

The Company’s corporate governance practices include regular meetings of its independent directors in executive session without the presence of interested directors and management, the establishment of an Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee comprised solely of independent directors and the appointment of a chief compliance officer, with whom the independent directors of the Company meet with in executive session at least once a year, for administering the Company’s compliance policies and procedures. While certain non-management members of the Board may participate on the boards of directors of other public companies, the Company monitors such participation to ensure it is not excessive and does not interfere with their duties to the Company.

Board’s Role in Risk Oversight

The Board performs its risk oversight function primarily through (i) four standing committees, which report to the Board and, with the exception of the Co-Investment Committee, are comprised solely of independent directors, and (ii) active monitoring by the Company’s chief compliance officer and its compliance policies and procedures.

As described below in more detail, the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Co-Investment Committee assist the Board in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities include overseeing the Company’s accounting and financial reporting processes, systems of internal controls regarding finance and accounting, and audits of the Company’s financial statements, as well as the establishment of guidelines and making recommendations to the Board regarding the valuation of the Company’s loans and investments. The Compensation Committee’s risk oversight responsibilities include reviewing and approving the reimbursement by the Company of the compensation of its chief financial officer and chief compliance officer and their staffs and other non-investment professionals at Oaktree that perform duties for the Company. The Nominating and Corporate Governance Committee’s risk oversight responsibilities include selecting, researching and nominating directors for election by the Company’s stockholders, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and management. The Co-Investment Committee’s risk oversight responsibilities include reviewing and approving certain co-investment transactions in accordance with the conditions of the exemptive order the Company has received from the SEC.

The Board also performs its risk oversight responsibilities with the assistance of the Company’s chief compliance officer. The Board annually reviews a written report from the Company’s chief compliance officer discussing the adequacy and effectiveness of the Company’s compliance policies and procedures. The chief compliance officer’s annual report addresses: (i) the operation of the compliance policies and procedures of the Company, its investment adviser and certain other entities since the last report; (ii) any material changes to such policies and procedures since the last report; (iii) any recommendations for material changes to such policies and procedures as a result of the chief compliance officer’s annual review; and (iv) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee compliance. In addition, the Company’s chief compliance officer meets in executive session with the Board’s independent directors at least once a year.

The Company believes that the role of the Board in risk oversight is effective and appropriate given the extensive regulation to which it is already subject as a business development company. As a business development company, the Company is required to comply with certain regulatory requirements that control the levels of risk in its businesses and operations.

Transactions with Related Persons

Investment Advisory Agreement

The Company is externally managed by the Adviser, an affiliate of Oaktree, pursuant to an investment advisory agreement (as amended and restated from time to time, the “Investment Advisory Agreement”). The principal address of the Adviser is 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071. Mr. Frank, an interested member of the Board, has a direct or indirect pecuniary interest in the Adviser. The Adviser is a registered investment adviser under the Investment Advisers Act of 1940, as amended. In 2019, Brookfield Corporation (formerly known as Brookfield Asset Management, Inc., collectively with its affiliates, “Brookfield”) acquired a majority economic interest in Oaktree and its affiliates. Oaktree operates as an independent business within Brookfield, with its own product offerings and investment, marketing and support teams. On October 13, 2025, Oaktree and Brookfield announced that they have agreed on a proposed transaction whereby Brookfield will acquire the approximately 26% interest in Oaktree and its affiliates that it does not already own such that, upon completion of the proposed transaction, Brookfield will own 100% of Oaktree and its affiliates. The transaction is expected to close in the first quarter of 2026. Following the closing of such transaction, Brookfield will have the right to appoint a majority of Oaktree’s board of directors and assume control of Oaktree’s business if it chooses to do so.

Under the Investment Advisory Agreement, fees payable to the Adviser equal (a) a base management fee and (b) an incentive fee based on the Company’s performance. Effective as of July 1, 2024, the base management fee is calculated at an annual rate of 1.00% of total gross assets, including any investment made with borrowings, but excluding cash and cash equivalents; provided, however, that for the period from July 1, 2024 to January 23, 2025, the base management is calculated at such an annual rate as to cause (1) the base management fee less (2) previously agreed waivers of $750,000 of base management fees per quarter (as described below) to equal 1.00% of the Company’s gross assets, including any investments made with borrowings, but excluding any cash and cash equivalents. In connection with the merger of OSI2 with and into the Company on January 23, 2023 (the “OSI2 Merger”), the Adviser waived an aggregate of $9.0 million of base management fees payable to Oaktree as follows: $6.0 million at a rate of $1.5 million per quarter (with such amount appropriately prorated for any partial quarter) in the first year following closing of the OSI2 Merger on January 23, 2023 and $3.0 million at a rate of $750,000 per quarter (with such amount appropriately prorated for any partial quarter) in the second year following closing of the OSI2 Merger.

The incentive fee consists of two parts. The first part is calculated and payable quarterly in arrears and equals 17.5% of the Company’s “pre- incentive fee net investment income” for the immediately preceding quarter prior to October 1, 2025 or for the Trailing Twelve Quarters commencing October 1, 2025, subject to a preferred return, or “hurdle,” a “catch up” feature and, effective October 1, 2025, a “total return hurdle” that looks back over the Trailing Twelve Quarters. For purposes of the Investment Advisory Agreement, “pre-incentive fee net investment income” means interest income, dividend income and any other income (including any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies, other than fees for providing managerial assistance) accrued during the fiscal quarter, minus operating expenses for the quarter (including the base management fee, expenses payable under the Company’s Administration Agreement (as defined below) and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. In addition, pre-incentive fee net investment income does not include any amortization or accretion of any purchase premium or purchase discount to interest income resulting solely from merger-related accounting adjustments in connection with the assets acquired in the merger of OCSI with and into the Company on March 19, 2021 (the “OCSI Merger”) and the OSI2 Merger, in each case, including any premium or discount paid for the acquisition of such assets, solely to the extent that the inclusion of such merger-related accounting adjustments, in the aggregate, would result in an increase in pre-incentive fee net investment income. For purposes of the Investment Advisory Agreement, “Trailing Twelve Quarters” means the current calendar quarter and each of the eleven preceding calendar quarters beginning with the calendar quarter that commenced October 1, 2024, as the case may be (or the appropriate portion thereof in the case of any of the first eleven calendar quarters commencing on or after October 1, 2024). In addition, for the fiscal year ended September 30, 2025, Oaktree waived $20.4 million of part I incentive fees so that Oaktree was paid the same incentive fees as it would have been had the total return hurdle been in effect during such fiscal year.

The second part is determined and payable in arrears as of the end of each fiscal year (or upon termination of the Investment Advisory Agreement) and equals 17.5% of the Company’s realized capital gains, if any, on a cumulative basis from the beginning of the fiscal year ending September 30, 2019 through the end of each fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees. The calculation of realized capital gains, realized capital losses and unrealized capital depreciation does (1) not include any such amounts resulting solely from merger-related accounting adjustments in connection with the assets acquired in the OCSI Merger, including any premium or discount paid for the acquisition of such assets, solely to the extent that the inclusion of such merger-related accounting adjustments, in the aggregate, would result in an increase in the capital gains incentive fee, (2) include any such amounts associated with the investments acquired in the OCSI Merger for the period from October 1, 2018 to the date of closing of the OCSI Merger, solely to the extent that the exclusion of such amounts, in the aggregate, would result in an increase in the capital gains incentive fee and (3) include any such amounts associated with the investments acquired in the OSI2 Merger for the period from August 6, 2018 to the date of closing of the OSI2 Merger, solely to the extent that the exclusion of such amounts, in the aggregate, would result in an increase in the capital gains incentive fee.

The Investment Advisory Agreement may be terminated without penalty, upon 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Company or by the vote of the Company’s directors or by Oaktree.

Administration Agreement

The Company has entered into an administration agreement with Oaktree Administrator (the “Administration Agreement”), which is a wholly- owned subsidiary of Oaktree. Pursuant to the Administration Agreement, Oaktree Administrator provides administrative services necessary for the operations of the Company, which include providing to the Company office facilities, equipment and clerical, bookkeeping and record keeping services at such facilities and such other services as Oaktree Administrator, subject to review by the Board, shall from time to time deem to be necessary or useful to perform its obligations under the Administration Agreement. Oaktree Administrator also provides to the Company portfolio collection functions for interest income, fees and warrants and is responsible for the financial and other records that the Company is required to maintain and prepares, prints and disseminates reports to the Company’s stockholders and reports and all other materials filed with the SEC. In addition, Oaktree Administrator assists the Company in determining and publishing the Company’s net asset value, overseeing the preparation and filing of the Company’s tax returns, and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others. Oaktree Administrator may also offer to provide, on the Company’s behalf, managerial assistance to the Company’s portfolio companies.

For providing these services, facilities and personnel, the Company reimburses Oaktree Administrator the allocable portion of overhead and other expenses incurred by Oaktree Administrator in performing its obligations under the Administration Agreement, including the Company’s allocable portion of the rent of its principal executive offices (which are located in a building owned by a Brookfield affiliate) at market rates and the Company’s allocable portion of the costs of compensation and related expenses of its chief financial officer and chief compliance officer and their respective staffs and other non-investment professionals at Oaktree that perform duties for the Company. Such reimbursement is at cost, with no profit to, or markup by, Oaktree Administrator. The Administration Agreement may be terminated without penalty, upon 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Company or by the vote of the Company’s directors or by Oaktree Administrator. For the fiscal year ended September 30, 2025, the Company incurred approximately $2.4  million of administration fees under the Administration Agreement.

Review, Approval or Ratification of Transactions with Related Persons

The independent directors of the Company are required to review, approve or ratify any transactions with related persons (as such term is defined in Item 404 of Regulation S-K).

Material Conflicts of Interest

The Company’s executive officers and directors, and certain members of the Adviser, serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as the Company does or of investment funds managed by our affiliates. For example, the Adviser presently serves as the investment adviser to OLPG, a private business development company, and OSCF, a continuously offered business development company. All of the Company’s executive officers serve in substantially similar capacities for OLPG and OSCF, and one of the Company’s independent directors serves as an independent director of OSCF. OLPG and OSCF invest in senior secured loans, including first lien, unitranche and second lien debt instruments that pay interest at rates which are determined periodically on the basis of a floating base lending rate, made to private middle-market companies whose debt is rated below investment grade, similar to those the Company targets for investment. Oaktree and its affiliates also manage or sub-advise other business development companies, registered investment companies and private investment funds and accounts, and may manage other such funds and accounts in the future, which have investment mandates that are similar, in whole and in part, with the Company’s. Therefore, there may be certain investment opportunities that satisfy the investment criteria for OLPG, OSCF and the Company as well as other business development companies, registered investment companies and private investment funds and accounts advised or sub-advised by Oaktree or its affiliates. In addition, Oaktree and its affiliates may have obligations to investors in other entities that they advise or sub-advise, the fulfillment of which might not be in the best interests of us or our stockholders.

For example, the personnel of the Adviser may face conflicts of interest in the allocation of investment opportunities to the Company and such other funds and accounts. Oaktree has investment allocation guidelines that govern the allocation of investment opportunities among the investment funds and accounts managed or sub-advised by Oaktree and its affiliates. To the extent an investment opportunity is appropriate for OLPG, OSCF or the Company, or any other investment fund or account managed or sub-advised by Oaktree or its affiliates, Oaktree will adhere to its investment allocation guidelines in order to determine a fair and equitable allocation.

The Company may invest alongside funds and accounts managed or sub-advised by the Adviser and its affiliates in certain circumstances where doing so is consistent with applicable law and SEC staff interpretations. For example, the Company may invest alongside such accounts consistent with guidance promulgated by the staff of the SEC permitting the Company and such other accounts to purchase interests in a single class of privately placed securities so long as certain conditions are met, including that the Adviser, acting on the Company’s behalf and on behalf of other clients, negotiates no term other than price or terms related to price.

In addition, on November 14, 2025, the Company, the Adviser and certain of its affiliates received exemptive relief from the SEC to allow certain managed funds and accounts, each of whose investment adviser is Oaktree or an investment adviser controlling, controlled by or under common control with Oaktree and Oaktree proprietary accounts, to participate in negotiated co-investment transactions where doing so is consistent with regulatory requirements and other pertinent factors, and pursuant to the conditions thereof (the “Exemptive Relief”). Oaktree operates under a new form of Exemptive Relief that adopts a more flexible requirement that allocations be “fair and equitable” to the Company and that the Adviser consider the interests of the Company in allocations and which minimizes certain board approval requirements from the prior form of relief. Under the Exemptive Relief, the terms, conditions, price, class of securities to be purchased in respect of a particular investment, the date on which such investment is to be made and any registration rights applicable thereto, must be generally the same for the Company and each other participating fund and account managed or subadvised by Oaktree. The requirements of the Exemptive Relief (including any requirements for board approval thereunder), as well as other regulatory requirements associated with the Company and other business development companies and interval funds managed by Oaktree, potentially will impact the investment allocations among other participating accounts (including, for the avoidance of doubt, the Company) or otherwise impact allocation results. Any changes to the Exemptive Relief or the rules and other guidance promulgated by the SEC and its staff under the Investment Company Act could impact allocations made available to the Company and thereby affect (and potentially decrease) the allocation made to the Company or otherwise impact the process for allocations in transactions in which the Company participates. The Company may also invest alongside funds managed by the Adviser and its affiliates in certain circumstances where doing so is consistent with applicable law and SEC staff interpretations. For example, the Company may invest alongside such accounts consistent with guidance promulgated by the staff of the SEC permitting the Company and such other accounts to purchase interests in a single class of privately placed securities so long as certain conditions are met, including that the Adviser, acting on the Company’s behalf and on behalf of other clients, negotiates no term other than price.

Although Oaktree will endeavor to allocate investment opportunities in a fair and equitable manner, the Company and its common stockholders could be adversely affected to the extent investment opportunities are allocated among the Company and other investment vehicles managed or sponsored by, or affiliated with, our executive officers, directors and members of the Adviser. The Company might not participate in each individual opportunity, but will, on an overall basis, be entitled to participate equitably with other entities managed by Oaktree and its affiliates. Oaktree is committed to treating all clients fairly and equitably over time such that none receive preferential treatment vis-à-vis the others over time, in a manner consistent with its fiduciary duty to each of them; however, in some instances, especially in instances of limited liquidity, the factors may not result in pro rata allocations or may result in situations where certain funds or accounts receive allocations where others do not.

Pursuant to the Investment Advisory Agreement, the Adviser’s liability is limited and the Company is required to indemnify the Adviser against certain liabilities. This may lead the Adviser to act in a riskier manner in performing its duties and obligations under the Investment Advisory Agreement than it would if it were acting for its own account, and creates a potential conflict of interest.

In addition, the Company may make investments in different parts of the capital structure of companies in which other funds and accounts managed or subadvised by the Adviser (“Other Oaktree Funds”) already hold an investment. Generally speaking, the Adviser expects that the Company will make such investments only when, at the time of investment, the Adviser believes that (a) such investment is in the Company’s best interests and (b)(i) the possibility of actual adversity between the Company, on the one hand, and the Other Oaktree Fund, on the other hand, is remote, (ii) either the potential investment by the Company or the investment of such Other Oaktree Fund is not large enough to control any actions taken by the collective holders of securities of such company or asset or (iii) in light of the particular circumstances, the Adviser determines in its discretion and in good faith that such investment is appropriate for the Company, notwithstanding the potential for conflict. If any conflict were to arise, however, the Adviser will be permitted to take certain actions that, in the absence of such conflict, it would not take, such as causing the Company to remain passive, investing in the same class of securities to align interests, divesting investments or taking other actions to reduce adversity, which may have the effect of benefiting certain Other Oaktree Funds, and not the Company. Given that the Company generally intends to invest higher in the capital structure, it is likely the Company will remain passive in the event of a conflict, meaning that the Company must rely on other investors holding the same types of securities or obligations to advocate on behalf of the Company’s class. The Adviser has no obligation to advise these other holders of any potential claims they may have of which the Adviser may be aware or to consider their interests when advocating on behalf of the Other Oaktree Funds that hold investments in lower parts of the capital structure.

Under certain circumstances, the Company potentially will be offered an opportunity to make an investment in a transaction in which one or more Other Oaktree Funds is expected to make an investment, or in a company in which one or more Other Oaktree Funds already has made, or concurrently will make, an investment. The Investment Company Act and the exemptive relief also impose restrictions on the Company’s ability to participate in certain transactions with Other Oaktree Funds. As a result, the Company and the Other Oaktree Funds potentially will have conflicting interests in negotiating the terms of such investments. In negotiating the purchase of such investments, the nature of the covenants, and other terms and conditions of such securities, the Other Oaktree Funds potentially will have interests that conflict with the Company’s. In that regard, subject to the requirements of the Investment Company Act and the exemptive relief, actions may be taken for the Other Oaktree Funds that are adverse to the Company. Such conflicts also have the potential to arise in the negotiations of amendments or waivers or in a workout or bankruptcy. It is possible that in a bankruptcy proceeding, the Company’s interests would be subordinated or otherwise adversely affected by virtue of such Other Oaktree

Funds’ involvement and actions relating to its investment. The Adviser will seek to manage such conflicts in good faith and in a manner it believes is consistent with its duties to the Company and the Other Oaktree Funds and under the Investment Company Act and the exemptive relief, if applicable.

Pursuant to the Administration Agreement, Oaktree Administrator furnishes the Company with the facilities, including its principal executive office, and administrative services necessary to conduct its day-to-day operations. The Company pays Oaktree Administrator its allocable portion of overhead and other expenses incurred by Oaktree Administrator in performing its obligations under the Administration Agreement, including, without limitation, a portion of the rent at market rates and compensation of the Company’s chief financial officer, chief compliance officer, their respective staffs and other non-investment professionals at Oaktree and its affiliates that perform duties for the Company.

Corporate Governance

Corporate Governance Documents

The Company maintains a corporate governance webpage under the “Investors” link at https://www.oaktreespecialtylending.com. The Corporate Governance Policy, Code of Business Conduct, Joint Code of Ethics, Securities Trading Policy, Audit Committee Charter, Nominating and Corporate Governance Committee Charter and Compensation Committee Charter for the Company are available at https://www.oaktreespecialtylending.com and are also available to any stockholder who requests them by writing to Oaktree Specialty Lending Corporation, 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071, Attention: Secretary.

Director Independence

In accordance with rules of Nasdaq, the Board annually determines the independence of each director. No director is considered independent unless the Board has determined that he or she has no material relationship with the Company. The Company monitors the status of its directors and officers through the activities of the Nominating and Corporate Governance Committee and through a questionnaire to be completed by each director no less frequently than annually, with updates periodically if information provided in the most recent questionnaire has materially changed.

In order to evaluate the materiality of any such relationship, the Board uses the definition of director independence set forth in the Nasdaq listing rules. Section 5605 provides that a director of a business development company shall be considered to be independent if he or she is not an “interested person” of the Company, as defined in Section 2(a)(19) of the Investment Company Act. Section 2(a)(19) of the Investment Company Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company.

The Board has determined that each of the current directors is, and each director that served during fiscal year 2025 was, independent and has no relationship with the Company, except as a director and stockholder of the Company, with the exception of Mr. Frank. Mr. Frank is an interested person of the Company due to his positions at Oaktree.

Evaluation

The Company’s directors perform an evaluation, no less frequently than annually, of the effectiveness of the Board and its committees. This evaluation includes Board and Board committee discussions.

Communications with Directors

Stockholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to Oaktree Specialty Lending Corporation, 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071, Attention: Secretary. Any communication to report potential issues regarding accounting, internal controls and other auditing matters will be directed to the Audit Committee. Appropriate personnel of the Company will review and sort through communications before forwarding them to the addressee(s).

Board Meetings and Committees

The Board met seven times during fiscal year 2025. Each director attended at least 75% of the total number of meetings of the Board and committees during fiscal year 2025 on which the director served that were held while the director was a member of the Board or such committee, as applicable. The Board’s standing committees are described below. Directors are encouraged to attend each annual meeting of stockholders. Four of the directors attended the Company’s 2025 annual meeting of stockholders.

Audit Committee

The Audit Committee is responsible for selecting, engaging and discharging the Company’s independent accountants, reviewing the plans, scope and results of the audit engagement with its independent accountants, approving professional services provided by its independent accountants (including compensation thereof), reviewing the independence of its independent accountants and reviewing the adequacy of its internal control over financial reporting, as well as establishing guidelines and making recommendations to the Board regarding the valuation of its loans and investments.

The current members of the Audit Committee are Messrs. Jacobson and Zimmerman and Mses. Caldwell and Gero, each of whom is not an interested person of the Company as defined in the Investment Company Act and is independent for purposes of the Nasdaq listing rules. Ms. Gero currently serves as the Chair of the Audit Committee. The Board has determined that Ms. Gero is an “audit committee financial expert” as defined under SEC rules. The Audit Committee met eight times during fiscal year 2025.

Compensation Committee

The Compensation Committee is responsible for reviewing and approving the reimbursement by the Company of the allocable portion of the compensation of its chief financial officer and chief compliance officer and their respective staffs and other non-investment professionals at Oaktree and its affiliates that perform duties for the Company.

The current members of the Compensation Committee are Messrs. Jacobson and Zimmerman and Mses. Caldwell and Gero, each of whom is not an interested person of the Company as defined in the Investment Company Act and is independent for purposes of the Nasdaq listing rules. Mr. Jacobson serves as the Chair of the Compensation Committee. As discussed below, none of the Company’s executive officers is directly compensated by the Company. The Compensation Committee met one time during fiscal year 2025.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for determining criteria for service on the Board, identifying, researching and nominating directors for election by its stockholders, selecting nominees to fill vacancies on the Board or a committee of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the self-evaluation of the Board and its committees and evaluation of management.

The members of the Nominating and Corporate Governance Committee are Messrs. Jacobson and Zimmerman and Mses. Caldwell and Gero, each of whom is not an interested person of the Company as defined in the Investment Company Act and is independent for purposes of the Nasdaq listing rules. Ms. Caldwell currently serves as the Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met two times during fiscal year 2025.

The Nominating and Corporate Governance Committee considers qualified director nominees recommended by the Company’s stockholders when such recommendations are submitted in accordance with the Company’s bylaws and any other applicable law, rule or regulation regarding director nominations. Stockholders of the Company may submit candidates for nomination for the Board by writing to: Board of Directors, Oaktree Specialty Lending Corporation, 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071. When submitting a nomination for consideration, a stockholder must provide certain information about each person whom the stockholder proposes to nominate for election as a director, including: (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of Company common stock owned beneficially or of record by the person; and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. Such notice must be accompanied by the proposed nominee’s written consent to be named as a nominee and to serve as a director if elected.

In evaluating director nominees, the Nominating and Corporate Governance Committee considers the following factors:

•	the appropriate size and composition of the Board;

•	its needs with respect to the particular talents and experience of its directors;

•	the knowledge, skills and experience of nominees in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	the capacity and desire to serve as a member of the Board and to represent the balanced, best interests of its stockholders as a whole;

•	experience with accounting rules and practices; and

•	the desire to balance the considerable benefit of continuity with the periodic addition of the fresh perspective provided by new members.

The Nominating and Corporate Governance Committee’s goal is to assemble a Board that brings it a variety of perspectives and skills derived from high quality business and professional experience.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the Company’s best interests and those of its stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Other than the requirements of applicable law or Nasdaq listing rules, the Board does not have a specific diversity policy, but considers diversity of race, religion, national origin, gender, sexual orientation, disability, cultural background and professional experiences in evaluating candidates for Board membership.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the applicable business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Nominating and Corporate Governance Committee or the Board decides not to re-nominate a member for re-election or the Board decides to add a new director to the Board, the Nominating and Corporate Governance Committee would identify the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating and Corporate Governance Committee and the Board would review and discuss, for nomination, the individuals meeting the criteria of the Nominating and Corporate Governance Committee. Research may also be performed to identify qualified individuals. The Nominating and Corporate Governance Committee has not, but may choose to, engage an independent consultant or other third party to identify or evaluate or assist in identifying potential nominees to the Board.

Co-Investment Committee

The Co-Investment Committee is responsible for reviewing and approving certain co-investment transactions in accordance with the conditions of the exemptive order the Company received from the SEC. The charter of the Company’s Co-Investment Committee is available in print to any stockholder who requests it.

The current members of the Co-Investment Committee are Messrs. Frank, Jacobson and Zimmerman and Mses. Caldwell and Gero, each of whom is not an interested person of the Company as defined in the Investment Company Act and is independent for purposes of the Nasdaq listing rules, with the exception of Mr. Frank who is an interested person as defined in the Investment Company Act. Mr. Zimmerman currently serves as the Chair of the Co-Investment Committee.

Code of Business Conduct

The Company has adopted a Code of Business Conduct which applies to, among others, executive officers, including the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and all other officers, employees and directors of the Company. If the Company makes any substantive amendment to, or grants a waiver from, a provision of the Code of Business Conduct, the Company will promptly disclose the nature of the amendment or waiver on its website at https://www.oaktreespecialtylending.com.

Securities Trading Policy

The Company has adopted a Securities Trading Policy that, among other things, prohibits directors, officers and other employees from entering into a short sale transaction or transactions in puts, calls or other derivative securities, on an exchange or in any other organized market, with respect to the Company’s securities or use any other derivative transaction or instrument to take a short position in respect of the Company’s securities. The Securities Trading Policy permits share pledges in limited cases with the pre-approval of the Company’s chief compliance officer.

During the fiscal year ended September 30, 2025, none of our officers or directors adopted or terminated any contract, instruction or written plan for the purchase or sale of our securities that was intended to satisfy the affirmative defense conditions of Rule 10b5-1(c) or any “non-Rule 10b5-1 trading arrangement”. During the fiscal year ended September 30, 2025, the Company did not adopt or terminate any Rule 10b5-1 trading arrangement.

Executive Compensation

The Company’s executive officers do not receive direct compensation from the Company. The compensation of the principals and other investment professionals of the Adviser are paid by Oaktree or one of its affiliates. Further, the Company is prohibited under the Investment Company Act from issuing equity incentive compensation, including stock options, stock appreciation rights, restricted stock and stock, to its officers or directors, or any employees it may have in the future. Compensation paid to the Company’s chief financial officer and chief compliance officer and their respective staffs and other non- investment professionals at Oaktree that perform duties for the Company is set by Oaktree Administrator and is subject to reimbursement by the Company of an allocable portion of such compensation for services rendered to it.

During fiscal year 2025, $1.9 million was incurred by, and $1.4 million was reimbursed to, the Oaktree Administrator by the Company for the allocable portion of compensation expenses incurred by the Oaktree Administrator on behalf of the chief financial officer, chief compliance officer and other support personnel of the Company pursuant to the Administration Agreement.

Director Compensation

The following table sets forth compensation of the Company’s directors for the fiscal year ended September 30, 2025:

Name	Fees Earned or Paid in Cash(1)(2)	Total Compensation from the Company	Total Compensation from the Fund Complex(3)
Interested Directors:
John B. Frank	—	—	—
Independent Directors:
Phyllis Caldwell	$150,000	$150,000	$150,000
Deborah Gero	$175,000	$175,000	$296,250
Craig Jacobson	$150,000	$150,000	$150,000
Bruce Zimmerman	$165,000	$165,000	$165,000

(1)	For a discussion of the independent directors’ compensation, see below.
(2)	The Company does not maintain a stock or option plan, non-equity incentive plan or pension plan for its directors.
(3)	“Fund Complex” includes the Company, OLPG and OSCF, each a business development company advised by the Adviser.

For fiscal year 2025, each independent director received an annual retainer fee of $150,000. In addition, the lead independent director and Chair of the Audit Committee received an additional $15,000 and $25,000, respectively. The Board has adopted a policy which, over a period of time, requires each independent director to hold Company stock equal to at least the compensation paid to such director in the prior fiscal year. No compensation was paid to directors who were interested persons of the Company as defined in the Investment Company Act. The independent directors review and determine their compensation.

PROPOSAL 2 — RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2026 FISCAL YEAR

Upon the recommendation of the Audit Committee of the Board, the Board has retained EY as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2026, subject to ratification by the Company’s stockholders.

It is expected that a representative of EY will participate in the Annual Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer questions.

Independent Auditor’s Fees

The following table presents fees for professional services rendered by EY for the fiscal years ended September 30, 2025 and 2024.

	2025		2024
Audit Fees	$1,370,000		$1,290,000
Audit-Related Fees	$—		$—
Aggregate Non-Audit Fees:
Tax Fees	$450,800		$243,400
All Other Fees	—		—
Total Aggregate Non-Audit Fees	$450,800	(1)	$243,400	(2)
Total Fees	$1,820,800		$1,533,400

(1)	Non-audit fees represent 24.8% of total fees.
(2)	Non-audit fees represent 15.9% of total fees.

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of the Company’s year-end financial statements and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.

Audit-Related Fees. Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees. Tax fees consist of fees billed for professional services for tax compliance. These services include assistance regarding federal, state and local tax compliance.

All Other Fees. All other fees would include fees for products and services other than the services reported above.

Aggregate Non-Audit Fees. Aggregate non-audit fees billed by EY to Oaktree and its affiliates who provide on-going services to the Company during the fiscal year ended September 30, 2025 was $11,683,918. The Audit Committee does not consider the provision of such services to be incompatible with maintaining EY’s independence.

Required Vote

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy is required to approve this proposal. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Because brokers will have discretionary authority to vote for the ratification of the selection of the Company’s registered independent public accounting firm in the event that they do not receive voting instructions from the beneficial owner of shares of the Company’s common stock, there should not be any broker non-votes with respect to this proposal.

The Board recommends a vote “FOR” the proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending September  30, 2026.

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended September 30, 2025.

As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with both management and its independent registered public accounting firm the Company’s audited financial statements filed with the SEC as of and for the fiscal year ended September 30, 2025. The Company’s management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles (GAAP), and reviewed significant accounting issues with the Audit Committee. The Audit Committee discussed with its independent registered public accounting firm the matters required to be discussed by Auditing Standards No. 1301 (Communication with Audit Committees). The independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed the subject of independence with the independent registered public accounting firm.

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by its independent registered public accounting firm. Pursuant to the policies, the Audit Committee pre-approves the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the firm’s independence.

Any requests for audit, audit-related, tax, and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to subcommittees of one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

The Audit Committee has reviewed the audit fees paid by the Company to its independent registered public accounting firm. It has also reviewed non-audit services and fees to assure compliance with the Company’s and the Audit Committee’s policies restricting the independent registered public accounting firm from performing services that might impair its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements as of and for the year ended September 30, 2025 be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2025 for filing with the SEC. The Audit Committee also recommended the selection of EY to serve as the independent registered public accounting firm of the Company for the fiscal year ending September 30, 2026.

November 10, 2025

The Audit Committee

Deborah Gero, Chair

Phyllis Caldwell, Member

Craig Jacobson, Member

Bruce Zimmerman, Member

OTHER MATTERS

Stockholder Proposals

Any stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company’s proxy statement and form of proxy for the 2027 annual meeting of stockholders must be received by the Company on or before September 18, 2026. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Oaktree Specialty Lending Corporation, 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071, Attention: Secretary. Proxies solicited by the Company will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

Stockholder proposals or director nominations to be presented at an annual meeting of stockholders, other than stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, must be delivered to, or mailed and received at, the principal executive offices of the Company not more than 150 days and not less than 120 days prior to the date of the anniversary of the previous year’s annual meeting of stockholders. For the 2027 annual meeting of the Company’s stockholders, the Company must receive such proposals and nominations no earlier than October 4, 2026 and no later than November 3, 2026. If the annual meeting of stockholders is scheduled to be held on a date more than 30 days prior to or after such anniversary date, stockholder proposals or director nominations must be received no later than the 10th day following the day on which such notice of the date of the 2027 annual meeting of stockholders was mailed or such public disclosure of the date of the annual meeting was made. Proposals and nominations must also comply with the other requirements contained in the Company’s bylaws, including supporting documentation and other information and representations.

Other Business

The Board does not presently intend to bring any other business before the Annual Meeting. As to any other business that may properly come before the Annual Meeting, however, proxies will be voted in respect thereof in accordance with the discretion of the proxyholders.

Whether or not you expect to participate in the Annual Meeting, please follow the instructions on the Notice of Internet Availability of Proxy Materials to vote via the Internet or telephone, or request, sign, date and return a proxy card so that you may be represented at the Annual Meeting. The Annual Meeting will be a completely virtual meeting of stockholders and will be conducted exclusively by webcast. To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/ocsl2026 and enter the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on the proxy card you received, or in the instructions that accompanied your proxy materials. Online check-in will begin at 9:55 a.m., Pacific Time (12:55 p.m., Eastern Time). Please allow time for online check-in procedures. For questions regarding the Annual Meeting and voting, please contact the Company by calling collect at (213) 830-6300, by e-mail at ocsl-ir@oaktreecapital.com, or by writing to Oaktree Specialty Lending Corporation, 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071, Attention: Secretary.

Delivery of Proxy Materials

Please note that only one copy of this proxy statement, the Company’s Annual Report on Form 10-K for the year ended September 30, 2025 or Notice of Annual Meeting may be delivered to two or more stockholders of record of the Company who share an address unless we have received contrary instructions from one or more of such stockholders. We will deliver promptly, upon request, a separate copy of any of these documents to stockholders of record at a shared address to which a single copy of such document(s) was delivered.

Stockholders who wish to receive a separate copy of any of these documents, or to receive a single copy of such documents if multiple copies were delivered, now or in the future, should submit their request by calling us collect at (213) 830-6300 or by writing to Oaktree Specialty Lending Corporation, 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071, Attention: Secretary.

Available Information

The Company files periodic reports, current reports, proxy statements and other information with the SEC. This information is available on the SEC’s website at www.sec.gov. This information, including the Company’s most recent Annual Report on Form 10-K, is also available free of charge by calling us collect at (213) 830-6300, by e-mail at ocsl-ir@oaktreecapital.com, or by writing to Oaktree Specialty Lending Corporation, 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071, Attention: Secretary, or on our website at https://www.oaktreespecialtylending.com. The information on our website is not incorporated by reference into this proxy statement.

OAKTREE
OCSL | Specialty Lending Corporation
OAKTREE SPECIALTY LENDING CORPORATION
333 SOUTH GRAND AVENUE, 28TH FLOOR
LOS ANGELES, CA 90071

SCAN TO
VIEW MATERIALS & VOTE

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V81955-P41945 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

OAKTREE SPECIALTY LENDING CORPORATION

Votes on Directors

Nominees:	**For**	**Withhold Authority**
1a. John Frank	☐	☐
1b. Bruce Zimmerman	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

OAKTREE SPECIALTY LENDING CORPORATION333 SOUTH GRAND AVENUE, 28TH FLOORLOS ANGELES, CA 90071 SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/OCSL2026 You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.V81955-P41945 OAKTREE SPECIALTY LENDING CORPORATIONThe Board of Directors recommends you vote FOR each of the following nominees.Votes on Directors1.To elect two directors of the Company, who will each serve until the Company’s 2029 Annual Meeting ofStockholders and until his successor is duly elected and qualifies:Nominees: For WithholdAuthority 1a. John Frank ! ! 1b. Bruce Zimmerman ! ! The Board of Directors recommends you vote FOR the following proposal. Votes on Proposal For Against Abstain 2. To ratify the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for the Company for the fiscal year ending September 30, 2026. ! ! ! THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V81956-P41945 Oaktree Specialty Lending Corporation ANNUAL MEETING OF STOCKHOLDERS March 3, 2026, at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) This proxy is solicited by the Board of Directors The undersigned hereby appoints Armen Panossian, Mathew Pendo and Mary Gallegly, and each of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock ofOaktree Specialty Lending Corporation (the “Company”) which the undersigned is entitled to vote at the 2026 Annual Meeting of Stockholders of the Company, to be held virtually on March 3, 2026, at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time), at the following website: www.virtualshareholdermeeting.com/OCSL2026, and any adjournments or postponements thereof, as indicated on this proxy. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company. THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED ON THE REVERSE SIDE. WHERE NO CHOICE IS SPECIFIED, VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS DESCRIBED IN THE PROXY STATEMENT. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. Continued and to be signed on reverse side